FIRST BANCORP ANNOUNCES PRELIMINARY APPROVAL TO PARTICIPATE IN THE U.S. TREASURY DEPARTMENT’S
CAPITAL PURCHASE PROGRAM

San Juan, Puerto Rico, December 23, 2008 — First BanCorp (the “Corporation”) (NYSE:FBP) announced today that it has received preliminary approval from the U.S. Department of the Treasury to participate in its Capital Purchase Program (the “CPP”).

As a result, the Corporation expects to issue and sell to Treasury approximately $400 million in newly issued shares of the Corporation’s preferred stock and a warrant to purchase up to $60 million or approximately 5.8 million shares of common stock of the Corporation, in accordance with the terms of the CPP Term Sheet. This additional capital will increase the total regulatory capital ratio to approximately 15%, or $775 million in excess of the well capitalized requirement, and the Tier 1 capital ratio to approximately 14.0%, or approximately $1.2 billion in excess of the well capitalized requirement.

The Corporation’s participation in the CPP is subject to standard terms and conditions. The preferred stock will qualify as Tier 1 regulatory capital and will carry a 5% coupon for the first five years, and a 9% coupon thereafter. The warrant will have a 10-year term, will be immediately exercisable upon issuance and will be transferable.  Issuance of the preferred stock and warrant is subject to satisfaction of closing conditions and due diligence procedures, which are expected to be completed within the next 30 days.

Luis M. Beauchamp, Chairman and CEO of First BanCorp commented, “the Corporation is very pleased to have received preliminary approval from the U.S. Department of the Treasury. Upon final approval and funding of this additional capital, First BanCorp will have further strengthened its capital position and liquidity. This capital will be deployed in the markets we operate, these being Puerto Rico, Florida and the U.S. Virgin Islands and will have the effect of assisting the economic recovery of these markets. We are committed in assisting our customers in supporting long-term economic growth plans in their personal finances and businesses. Supporting such growth is the only way the economy will improve. ”

About First BanCorp
First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 194 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and preferred             shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section.  The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, the risks arising from credit and other risks of the Corporation’s lending and investment activities, including the condo conversion loans from its Miami Corporate Banking operations and the construction loan portfolio in Puerto Rico, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; changes in general economic conditions in the United States and Puerto Rico, including the interest rate scenario, market liquidity, rates and prices, and the disruptions in the U.S. capital markets which may reduce interest margins, impact funding sources and affect demand for the Corporation’s products and services and the value of the Corporation’s assets, including the value of the interest rate swaps that economically hedge the interest rate risk mainly relating to brokered certificates of deposit and medium-term notes as well as other derivative instruments used for protection from interest rate fluctuations; uncertainty about the effectiveness and impact of the U.S. government’s rescue plan, including the bailout of U.S. housing government-sponsored agencies, on the financial markets in general and on the Corporation’s business, financial condition and results of operations; the final approval and completion of the sale of securities under the Capital Purchase Program; risks of not being able to recover all assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation’s expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation’s and R&G Financial Corporation’s financial condition on the repayment of their outstanding secured loans to the Corporation; the Corporation’s ability to issue brokered certificates of deposit and fund operations; risks associated with downgrades in the credit ratings of the Corporation’s securities; general competitive factors and industry consolidation; and risks associated with regulatory and legislative changes for financial services companies in Puerto Rico, the United States, and the U.S. and British Virgin Islands, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected.  The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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